EXHIBIT 11.1

                     ELECTRO-SENSORS, INC. AND SUBSIDIARIES
          CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND
         INCOME FOR DETERMINATION OF EARNINGS PER SHARE OF COMMON STOCK

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                                                               1997
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Common shares:
     Weighted average shares outstanding:
         Basic                                            1,951,597
         Stock options                                       13,527
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         Diluted                                          1,965,124
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Net income applicable to basic
     earnings per share                                   $ 453,355
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Net income applicable to diluted
     earnings per share                                   $ 453,355
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Earnings per share:
     Basic                                                $    0.23
     Diluted                                              $    0.23
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